UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 16, 2019

FLITWAYS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55316	47-2489112
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Datura Street, #1015

West Palm Beach, FL 33414

(Address of principal executive offices)

Phone: (855) 710-0915

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The company brings attention to its press release of May16. 2019.

The official company email is interimotcmanagement@gmail.com

The interim management role, since October 2018  original and primary mandate was to reduce FTWS expenses, increase revenues with additional ride-sharing vehicle's and similar See 8k filed Oct 16 2018 turned into what can best be described as a salvage operation. The FTWS business description as displayed on OTC Markets namely <sic> FlitWays (Stock Symbol: FTWS) is an innovative, disruptive travel technology company that offers a convenient, cost-effective ground transportation solution for corporate travelers .. has been written off to nil dollar value. The subsequent filings namely April 17 2019, allowed the company to attract new accredited and similar investors; together with the May 10 2019. This later filing removed the financial hardship burden of reporting and paved the way for the company to catch its breath, to look for ways and means to restore some meaningful operations again; as the interim management attempts to recalibrate its affairs back with other opportunities and rebuild.

The company launched a new business model being rental of cars and boats and a new web site  https://carboatrental.com/

Whilst FTWS is burdened with a large debt the management continues to look for ways and means to resolve and address this matter with different and complex swap and or settlement methods. See 8-K filed October 16, 2018 for some of the relief the Company is seeking.

The current www.carboatrental.com business model is providing Flitways with cash flows and the ability to operate the business without a loss. Flitways is no longer experiencing a negative monthly cash burn during its restructuring phase.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Press release titled Flitways Technology Inc. (FTWS) Corporate Update, title dated May 16, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLITWAYS TECHNOLOGY, INC.

By:	/s/Daniel Sobolewski
Daniel Sobolewski
Chief Executive Officer

Date:  May 17, 2019

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